Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Victor R. Santoro	Jared M. Wolff
	Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067
Phone:	310-728-1021	310-728-1023
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	JANUARY 3, 2012

PACWEST BANCORP

ACQUIRES MARQUETTE EQUIPMENT FINANCE

— Acquisition Enhances Pacific Western Bank’s Commercial Finance Operations —

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced that on January 3, 2012, its subsidiary, Pacific Western Bank, completed the acquisition of Marquette Equipment Finance, or MEF, a specialty equipment leasing company located in Midvale, Utah.  MEF focuses on business-essential equipment leases throughout the United States with transactions primarily in the mid-ticket segment.

Pacific Western acquired all of the capital stock of MEF from Meridian Bank, N.A. for $35 million in cash.  MEF’s tangible net assets at December 31, 2011 were approximately $18 million.

At December 31, 2011, MEF had approximately $166 million in gross leases outstanding, with no leases on nonaccrual status.  MEF’s leases are spread across 18 industries, with the top three being financial services/insurance, manufacturing, and health care and representing 68% of the lease portfolio balance.  The weighted average yield on the lease portfolio at year end was approximately 9% and its weighted average remaining maturity was 34 months.  In addition, Pacific Western Bank assumed $154 million in outstanding debt and other liabilities.

Matt Wagner, Chief Executive Officer of PacWest Bancorp, commented “Marquette Equipment Finance is a terrific fit for Pacific Western Bank.  Its conservative approach to credit and the strength of the management team have made Marquette Equipment Finance into a solid performing equipment leasing company.  MEF’s leasing platform provides a valuable additional growth channel for us and enhances both the categorical and geographical diversification of our loan portfolio.  We look forward to adding their expertise to our organization and giving them the opportunity to grow further.”

Vic Santoro, Executive Vice President and Chief Financial Officer of PacWest Bancorp, stated, “The acquisition of MEF augments our commercial loan assets, deploys excess liquidity into higher yielding assets and will have a positive effect on our net interest margin.  We expect that we will enhance MEF’s overall profitability through the use of our low-cost funding base.”

Jim Christensen, President of Marquette Equipment Finance, said, “MEF is thrilled to be part of the PacWest organization.  The MEF employees look forward to making a meaningful contribution to the combined organization going forward.”

MEF will continue operating under the name Marquette Equipment Finance as a subsidiary of Pacific Western Bank on a temporary basis.  Pacific Western has committed to change MEF’s name within one year.  MEF will maintain its focus on equipment finance.  Pacific Western has retained all 71 MEF employees.  MEF’s president, Jim Christensen, and its executive vice president and chief financial officer, Christian Emery, will continue in those responsibilities with MEF.

PacWest currently operates two commercial finance companies as a result of the acquisitions of BFI Business Finance, an asset-based lender located in San Jose, CA, in 2007 and First Community Financial Corp., an asset-based lender and factoring company located in Phoenix, Arizona, in 2004.

Milestone Advisors represented Meridian Bank and Marquette Equipment Finance in the transaction.

ABOUT PACWEST BANCORP AND PACIFIC WESTERN BANK

PacWest Bancorp (“PacWest”) is a bank holding company with $5.5 billion in assets as of September 30, 2011, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 76 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located throughout California in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties.  Through its subsidiaries BFI Business Finance and Marquette Equipment Finance, and its division First Community Financial, Pacific Western also provides working capital financing and equipment leasing to growing companies located throughout the Southwest, primarily in Arizona, California, Utah and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com.  Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangement and other adjustments related to the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

Contact information:

Vic Santoro, Executive Vice President and CFO, (310) 728-1021

Jared Wolff, Executive Vice President, (310) 728-1023